EXHIBIT 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                  PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
                          RULE 13a-14(a) OR 15d-14(a)

I, Anthony C. Jurak, certify that:

         1. I have reviewed this Quarterly Report on Form 10-QSB of Jurak Corporation World Wide, Inc.;

         2. Based on my knowledge, this Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly Report;

         3. Based on my knowledge, the financial statements, and other financial information included in this Quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this Quarterly Report;

         4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

                  (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer is made known to me by others within the entity, particularly during the period in which this Quarterly Report is being prepared;

                  (b) [Paragraph omitted pursuant to SEC Release Nos. 33-8238 and 34-47986];

                  (c) evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this Quarterly Report my conclusion about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Quarterly report based on such evaluation; and

                  (d) disclosed in this Quarterly Report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting;

         5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or the board of directors performing the equivalent functions of an audit committee):

                  (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

                  (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

April 18, 2006

/s/ Anthony C. Jurak
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Anthony C. Jurak
Chairman of the Board and Director
Chief Executive Officer